SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 10, 2007

EXOBOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation or organization)

88-0456274
(IRS Employer Identification Number)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Address of principal executive offices)

Robert B. Dillon, President
Exobox Technologies Corp.
6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Name and address of agent for service)

(713) 781-6173
(Telephone number, including area code of agent for service)

ITEM 8. OTHER EVENTS

ITEM 8.01 – OTHER EVENTS

The Board of Directors of Exobox Technologies Corp. (“Exobox”) has formed a Special Committee to investigate the role of Manillo Investors, Ltd. (“Manillo”) in Exobox’s September 2005, reorganization, as well as Manillo’s subsequent investments in Exobox through the September 20, 2005 Securities Purchase Agreement between Exobox and Manillo (“Series C Agreement”) and the US$100,000 Convertible Promissory Note dated September 14, 2006, between Exobox as borrower and Manillo as lender (“Note”).  Exobox has informed Manillo of its investigation and has instructed Manillo that it will not recognize any attempted transfer by Manillo of any right, title or interest, in whole or in part, in the Series C Agreement and/or the Note.

By:	/s/Robert B. Dillon

Robert B. Dillon, President

Dated: July 10, 2007